Exhibit 4.1.1

Subscription Agreement FIRST OFFERING	Subscription Agreement FIRST OFFERING

one	Investment

Enter amount. $5,000 minimum per REIT	☐ Global Growth Trust, Inc.	Amount of Subscription $

	☐ Global Income Trust, Inc.	Amount of Subscription $

☐ Net of Commissions Purchase

Restrictions apply. Investor Representative checking this box affirms the related statement in section six hereof.
Either: (a) Attach check(s). Cash, money orders, starter or counter checks, third-party checks and traveler’s checks will NOT be accepted. OR (b) Wire Funds

Make check payable to Global Growth Trust, Inc. and/or Global Income Trust, Inc. or if purchasing for a qualified plan or brokerage account, the custodian of record. Separate checks are required if purchasing shares in both companies.

If a check received from an investor is returned for insufficient funds or otherwise not honored, the appropriate company or its agent (collectively, the “REIT”) may return the check with no attempt to redeposit. In such event, any issuance of the shares or declaration of distributions on shares may be rescinded or redeemed by the appropriate REIT. The appropriate REIT may reject any subscription, in whole or in part, in its sole discretion.

See Section Seven

two	Investor Information

Print name(s) and address exactly as they are to be registered on the account.	Name of Investor/Trustee	Social Security or Tax ID Number
	Name of Co-Investor/Trustee (if applicable)	Social Security or Tax ID Number
	Street Address (required)	Email Address

City	State	Zip Code
Daytime Phone Number	Evening Phone Number
Optional Mailing Address
City	State	Zip Code

Citizenship
Select one.	☐ U.S. citizen	☐ U.S. citizen residing outside the U.S.	☐ Resident Alien
Country
Select one.	Backup Withholding: Subject to backup withholding? ☐ YES ☐ NO

Custodian Information (if applicable)

Name	Tax ID Number
Address	Custodian/Brokerage Acct. Number
City	State	Zip Code

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three	Form of Ownership
Select one.	Non-Qualified Account ($5,000 minimum investment per REIT):
Single Owner
	☐ Individual	☐ Individual with Transfer on Death*
Multiple Owners
	☐ Joint Tenants with Right of Survivorship	☐ Joint Tenants with Transfer on Death*	☐ Community Property
* Requires Transfer on Death form that can be found at www.CNLSecurities.com.
Trust
	☐ Taxable Trust	☐ Tax Exempt Trust

	Name of Trust		Social Security or Tax ID Number

Minor Account

	☐ Uniform Gift to Minors Act State of	☐ Uniform Transfers to Minors Act DOB of Minor

Qualified Plan Account ($4,000 minimum investment per REIT):

☐ Traditional IRA ☐ ROTH IRA ☐ SEP/IRA ☐ Rollover IRA ☐ Beneficial IRA*

* Beneficial IRA Decedent Name

Other Account ($5,000 minimum investment per REIT):

☐ C Corporation ☐ Pension Plan	☐ S Corporation ☐ Profit Sharing Plan	☐ Non-Profit Organization ☐ Disregarded Entity	☐ Partnership ☐ Other

* Name of Corporation/Plan Name/Disregarded Entity/Other	Tax ID Number

This information should be compliant with the IRS Form W-9 requirements. Please refer to instructions for Form W-9 at IRS.gov.

four	Distribution Instructions
	Global Growth Trust, Inc.	Global Income Trust, Inc.
	☐ Send a check to Investor/Trustee address entered in section two	☐ Send a check to Investor/Trustee address entered in section two
	☐ Reinvest any cash distributions in Global Growth Trust, Inc. shares*	☐ Reinvest any cash distributions in Global Income Trust, Inc. shares*
	☐ Direct Deposit	☐ Direct Deposit

Cash distributions for custodial and brokerage accounts will be sent to the custodian of record unless the investor participates in the Distribution Reinvestment Plan.

* Refer to the prospectus for the terms of the Distribution Reinvestment Plan.

The REIT is authorized to deposit cash distributions to the checking, savings or brokerage account indicated below. This authority will remain in force until the REIT is notified otherwise in writing. If the REIT erroneously deposits funds into the account, the REIT is authorized to debit the account for an amount not to exceed the amount of the erroneous deposit.

Complete for direct deposit of cash distributions.	Name of Financial Institution

Address

	City	State	Zip Code

Select one.	☐ Checking ☐ Savings ☐ Brokerage or other

Attach a voided check.	Account Number	ABA Routing Number

Account Name

	Name of Investor/Trustee	SSN/TIN
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five	Subscriber Signatures

In order to induce the REIT to accept this subscription, I hereby represent and warrant as follows:

A power of attorney may not be granted to any person to make such representations on behalf of investor(s). Only fiduciaries such as trustees, guardians, conservators, custodians and personal representatives may make such representations on behalf of an investor.

		Investor	Co-Investor

Each investor must initial each representation.	a) I have received the final prospectus (as amended or supplemented as of the date hereof) for:

	Global Growth Trust, Inc.	Initials	Initials

	Global Income Trust, Inc.	Initials	Initials

b)     I have (i) a net worth of at least $250,000 or (ii) a net worth of at least $70,000 and a gross annual income of at least $70,000. (Net worth does not include home, furnishings and personal automobiles.)

		Initials	Initials

If applicable, I also meet the additional suitability requirements imposed by my state of primary residence as set forth in the prospectus (as defined herein) under the sections entitled “Suitability Standards” and “How to Subscribe.” (Applies to Alabama, California, Iowa, Kentucky, Massachusetts, Michigan, Missouri, Ohio, Oregon, Pennsylvania and Tennessee investors.)

If applicable, I acknowledge the recommendation imposed by the states of Kansas and Massachusetts, one of which is my primary residence, that my aggregate investments in the REIT and similar direct participation investments do not exceed 10% of my “liquid net worth,” which for these purposes is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

		Initials (if applicable)	Initials (if applicable)

	c) I acknowledge that there is no public market for the shares and thus my investment in the shares is not liquid.	Initials	Initials

d)     I am purchasing the shares for my own account and if I am purchasing shares on behalf of a trust or other entity of which I am trustee or authorized agent I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.

		Initials	Initials

	e) I am not a resident of the State of Pennsylvania.	Initials	Initials

If you participate in the Distribution Reinvestment Plan(s) or make subsequent purchases of shares of the REIT, and you fail to meet the suitability requirements for making an investment or you can no longer make the representations or warranties set forth in this section, you are expected to promptly notify your broker, financial advisor or other investor representative in writing of the change and to terminate your participation in the Distribution Reinvestment Plan.

Substitute IRS Form W-9 Certification:

Under penalties of perjury, I certify that:

(1)  the number shown on this subscription agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me) and

(2)  I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)  I am a U.S. citizen or other U.S. person (defined in IRS Form W-9 instructions).

YOU MUST CROSS OUT CERTIFICATION (2) AND CHECK THE “SUBJECT TO BACKUP WITHHOLDING” BOX IN SECTION TWO OF THIS SUBSCRIPTION AGREEMENT IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE YOU HAVE FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON YOUR TAX RETURN.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Each investor must sign.	Signature of Investor/Trustee	Date

Custodian must sign on a custodial account.	Signature of Co-Investor/Trustee – OR – Custodian	Date

Name of Investor/Trustee	SSN/TIN	Page 3 of 4 — sdv 110111

six	Financial Advisor or Investor Representative Information & Signatures

The financial advisor or investor representative (each an “Investor Representative”) signing below hereby warrants that it is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence or is exempt from such licensing.

Name of Participating Broker-Dealer or Financial Institution
	Name of Financial Advisor(s) / Investor Representative(s)		Advisor Number/Team ID
Mailing Address
	City	State	Zip Code
	Telephone	Fax
Email Address

The undersigned confirms by its signature that, in connection with either REIT’s shares subscribed for herein, it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor’s prospective purchase of shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered the prospectus, as amended or supplemented as of the date hereof, (the “Prospectus”), if any, to such investor; (vi) has not completed the sale of shares until at least 5 business days after the date such investor received a copy of the Prospectus; and (vii) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the Suitability Standards applicable to such investor set forth in the Prospectus and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The above-identified entity, acting in its capacity as agent, financial advisor or Investor Representative, has performed functions required by federal and state securities laws and, as applicable, FINRA rules and regulations, including, but not limited to Know Your Customer, Suitability and PATRIOT Act (AML, Customer Identification) as required by their relationship with the investor(s) identified on this document. By checking the Net of Commission box in Section One, you affirm that in accordance with the current Prospectus (i) this investment meets applicable qualifying criteria, and (ii) fees due are waived as disclosed therein.

THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND.

I understand this Subscription Agreement is for the offering of Global Growth Trust, Inc. and/or Global Income Trust, Inc.

	Signature of Financial Advisor/Investor Representative		Date
	Signature of Branch Manager		Date

seven	Delivery Instructions

All items on the Subscription Agreement must be completed in order for a subscription to be processed. Investors should read the Prospectus relating to the shares subscribed for herein in its entirety. Each subscription will be accepted or rejected by the “REIT” within 30 days after its receipt, and no sale of shares shall be completed until at least five business days after the date the investor receives a copy of the Prospectus. Investors will receive a confirmation of their purchase.

Wire transfers should be made to State Street Bank & Trust Co., ABA Routing #011000028, REIT Name, Account #9905-737-4, FBO (Investor’s Name). Separate wires are required if purchasing shares in both REITs.

Return via Standard Mail CNL Client Services PO Box 219001 Kansas City, MO 64121-9001	Return via Overnight Delivery CNL Client Services 430 W. 7th Street, Ste. 219001 Kansas City, MO 64105-9001	CNL Client Services Toll-Free (866) 650-0650 Fax (877) 694-1116

To receive your statements, tax forms and/or proxy materials and annual reports electronically, we invite you to visit www.GrowthTrust.com/GoPaperless or www.IncomeTrust.com/GoPaperless.

	Name of Investor/Trustee	SSN/TIN
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